Exhibit 10.2

PURCHASE AND SALE AGREEMENT

(Winter Garden Village)

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of June 18, 2025 (the “Effective Date”) by and between DDR WINTER GARDEN LLC, a Delaware limited liability company (“Seller”), and RA2 – Winter Gardens Village LLC, a Delaware limited liability company (“Buyer”).

1)
THE PROPERTY.
a)
Subject to the terms of this Agreement, Seller agrees to sell and Buyer agrees to purchase the real property consisting of approximately 55.0 acres of land situated at the location generally known as 3251 Daniels Road, Orlando, the County of Orange, State of Florida, and more particularly described on Exhibit “A”, together with all improvements, buildings and structures located thereon, if any, and all appurtenant easements, rights, privileges, adjacent streets, alleys or rights-of-way appurtenant thereto and appurtenances in anywise appertaining to the land, including any and all mineral rights, development rights, water rights and the like, and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the land (the “Property”). The Property is commonly referred to as Winter Garden Village, as shown on the site plan attached as Exhibit “B”. For the avoidance of doubt, in no event shall the Property include the areas cross-hatched on the site plan as “Excluded Property”.
b)
At Closing, Seller further agrees to assign, transfer and convey to Buyer, and Buyer agrees to acquire and assume from Seller, for no additional consideration (aside from the Purchase Price (as hereinafter defined) as more particularly set forth herein), Seller’s right, title and interest in and to the following:
i)
All of Seller’s right, title and interest, if any, in and to all apparatus, fittings and fixtures in or on the Property or which are attached thereto (the “Fixtures”); provided, however, that the foregoing shall in no event include any Fixtures owned by the tenants;
ii)
All of Seller’s right, title and interest, if any, in and to any equipment, machinery and personal property located in or on the Property and owned by Seller, all leasing files of Seller exclusively related to the Property (the “Personal Property”);
iii)
All of Seller’s right, title and interest, if any, in and to the websites (including all rights to the content of and passwords for the website https://wintergardenvillage.com), domain names, logos, trademark, service mark, trade name and name directly relating to “Winter Garden Village” (the “Intellectual Property”);
iv)
The landlord’s and lessor’s interest in all leasehold estates created by the Leases and the Temporary Occupancy Agreements (each as hereinafter defined);
v)
All of Seller’s right, title and interest, if any, in and to all warranties and guaranties, if any, relating to the Property, to the extent transferrable and/or assignable

(collectively, the “Warranties”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Warranties;
vi)
All of Seller’s right, title and interest, if any, in and to all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property, to the extent transferrable and/or assignable(the “Permits”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Permits; and
vii)
All of Seller’s right, title and interest, if any, in and to all Permitted Exceptions (as hereinafter defined).
2)
PURCHASE PRICE. Buyer agrees to pay Seller, as the purchase price for the Property, the sum of One Hundred Sixty-File Million and 00/100 Dollars ($165,000,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:
i)
Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) with the Escrow Agent (as hereinafter defined) in escrow as an initial earnest money deposit (the “Earnest Deposit”). In the event Buyer fails to deliver the Earnest Deposit within such two (2) business day period, then Seller shall be entitled to terminate this Agreement upon written notice to Buyer, in which event, this Agreement shall be of no further force or effect. The Earnest Deposit shall, except as set forth herein, be nonrefundable to Buyer but shall be applicable to the Purchase Price at Closing;
ii)
Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer, in immediately available funds in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined); and
iii)
Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the One Hundred and 00/100 Dollars ($100.00) non-refundable portion of the Earnest Deposit will be promptly distributed to Seller and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the independent consideration to Seller will be promptly returned to Buyer.
3)
ESCROW AND TITLE INSURANCE.
a)
Escrow Agent. The parties hereto designate First American Title Insurance Company (Cleveland, Ohio), Attention: Rebecca Groetsch, Telephone: (216) 802-3502, e-mail:

rgroetsch@firstam.com (the “Title Company”) as the escrow agent (the “Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and: (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with the terms of this Agreement upon the written approval of Seller and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.
i)
Escrow Agent is hereby appointed by Buyer and Seller to receive, hold and dispose of the Earnest Deposit set forth above in accordance with the terms and conditions hereof. Escrow Agent shall not release any or all of the Earnest Deposit without joint written instructions from Buyer and Seller. Escrow Agent is acting solely as a stakeholder and depository, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or for the identity or authority of any person executing or depositing it.
ii)
Buyer and Seller agree to indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney’s fees in connection with or in any way arising out of this Agreement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct.
iii)
In the event of a dispute concerning the Earnest Deposit, Escrow Agent may continue to hold the Earnest Deposit pursuant to the terms hereof, or may, after giving Buyer and Seller at least 15 days’ advance, written notice, at the joint and several cost of the Buyer and Seller, deposit the same in a court of competent jurisdiction. Escrow Agent may dispose of the Earnest Deposit in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.
iv)
Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.
v)
Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be.
b)
Title/Survey.
i)
Prior to the date hereof, Seller has ordered from the Title Company a commitment (the “Commitment”) to issue a 2021 ALTA extended coverage Owner’s Policy of Title Insurance showing fee title to the Property vested in Buyer in an amount equal to the Purchase Price (the “Title Policy”). Prior to the date hereof Buyer has ordered, at its expense, a new “as built” ALTA/NSPS Land Title Survey of the Property (collectively, the “Survey”). The Survey shall be certified to Buyer and the Title

Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. On or before the Closing Date, Seller shall execute and deliver to the Title Company an affidavit to delete the standard preprinted exception for mechanic’s liens from the Title Policy, substantially in the form of Exhibit “H” (the “Title Affidavit”). It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).
ii)
Buyer has, prior to and as of the Effective Date, approved those matters disclosed on the Commitment dated May 23, 2025 as File No. NCS-1260910-CLE and the Survey dated as of May 27, 2025 as job no. 5202502472, and, subject to Buyer’s receipt of an updated Survey depicting the easements, including the parking easements, benefiting the Property and burdening the properties subject to the Curbline CCRs (“Updated Survey”) as provided in Section 6.8 hereof,has elected to proceed with the purchase of the Property without any reduction of the Purchase Price with such condition of title as Seller is able to convey.
iii)
If at any time after the Effective Date, any update to the Commitment or Survey discloses any matter not previously disclosed which was not caused by or through Buyer or their lender or otherwise expressly permitted pursuant to this Agreement (the “New Exception”) Buyer shall have a period of five (5) business days after the date of its receipt of such update (the “New Exception Review Period”) to review and notify Seller in writing of Buyer’s approval or disapproval of the New Exception. If Buyer disapproves of the New Exception, Seller may, in Seller’s sole discretion, notify Buyer as to whether it is willing to cure the New Exception, except that, if the New Exception is a Mandatory Cure Item (defined below), Seller shall be obligated to procure its release. If Seller fails to deliver a notice to Buyer within three (3) business days after the expiration of the New Exception Review Period (“New Exception Response Period”), Seller shall be deemed to have elected not to cure the New Exception. If Seller elects (or is deemed to have elected) not to cure the New Exception (other than Mandatory Cure Items, which Seller is obligated to cure and release), then Buyer shall within two (2) business days after the New Exception Response Period, as its exclusive remedy elect either: (i) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (ii) to waive the New Exception and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the New Exception, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. If Buyer fails to notify Seller of its election in accordance with the preceding sentence, Buyer shall be deemed to have elected to proceed under clause (ii) of the preceding sentence.
iv)
Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property, and any liens or encumbrances affecting the Property, Buyer acknowledges and agrees that it is relying upon the Title Policy. If Buyer has a claim under the Title Policy and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Seller in the

Deed, Buyer agrees that it will look first to the Title Policy for recovery of such claim, and Buyer shall only assert any claim against Seller for recovery of such claim after all remedies available to Buyer under the Title Policy are exhausted and any recovery from Seller hereunder shall be in excess of remedies received by Buyer under the Title Policy. This Subsection shall survive Closing and delivery of the Deed (as hereinafter defined).
c)
Release of Mortgages. Except for real estate taxes and assessments not yet due and payable as of the Closing, all notices of commencement, mortgages, deeds of trust, mechanics liens, judgment liens any other monetary liens of ascertainable amounts encumbering the Property incurred by, for, or on behalf of Seller (each, a “Mandatory Cure Item”) shall be paid by Seller at or prior to Closing, or removed from record by the Title Company and shall not be deemed Permitted Exceptions hereunder, regardless of whether or not Buyer provides written notice objecting to such items. For clarity, in no event shall the foregoing require Seller to satisfy or expend money to remove any mortgages, deeds of trust or monetary liens of ascertainable amounts incurred by, for, or on behalf of any tenant or other occupant of the Property.
4)
CONVEYANCE. On the Closing Date, Seller shall convey title to the Property by special or limited warranty deed substantially in the form of Exhibit “J” (the “Deed”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) real estate taxes and assessments, both general and special, in each case not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, in each case which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters disclosed by the Survey which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (v) the rights of tenants in possession as tenants only without any rights of first offer or refusal or any options to purchase; and (vi) the rights of any third-party pursuant to any licensees and/or temporary occupants under the Temporary Occupancy Agreements, if any. Transfer of Seller’s interest as landlord under the leases then in effect at Closing with respect to the Property (collectively, the “Leases”) shall be made by an Assignment and Assumption Agreement (the “Assignment of Leases”), substantially in the form of the Assignment of Leases and Guaranties attached hereto as Exhibit “D” and made a part hereof, to be executed by Seller and Buyer effective as of Closing. The Leases in effect as of the Effective Date are more particularly described on Exhibit “C”attached hereto and made a part hereof. In addition, Seller shall assign to Buyer at Closing all license agreements and other temporary occupancy agreements then in effect with respect to the Property (collectively, the “Temporary Occupancy Agreements”). The Temporary Occupancy Agreements in effect as of the Effective Date, if any, are also set forth on Exhibit “C”attached hereto.
5)
PRORATIONS AND CLOSING COSTS.
a)
Rents.
i)
Subject to the terms of Section 5.1(b), all collected Rents (as hereinafter defined) shall be prorated between Seller and Buyer as of 12:01 AM on the Closing Date. Seller shall be entitled to all collected Rents attributable to any period prior to, but not including, the Closing Date. Buyer shall be entitled to all collected Rents attributable to any period on and after the Closing Date. After Closing, Seller shall relinquish its right to contact or otherwise directly collect payments from tenants, except for any tenants that have vacated the Property as of the Closing; provided, however, after Closing, Buyer shall, for a period of ninety (90) days, make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt provided that Buyer shall not be required to incur any third-party costs in connection with such collection effort (which obligation of Buyer shall survive the Closing for a period of ninety (90) days); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. “Rents” shall mean all base rents, additional rent and operating expense reimbursements and escalations due from the tenants of the Property under the Leases and Temporary Occupancy Agreements.
ii)
Notwithstanding anything to the contrary contained in the foregoing provisions of Section 5.1(a), with respect to any Rents in the form of a percentage of a tenant’s gross sales in excess of a predetermined threshold or breakpoint (whether in excess of a predetermined threshold or breakpoint or in lieu of base rent or otherwise) (“Percentage Rent”), such Percentage Rent, if any, payable under each Lease shall be prorated with respect to the full lease year or other applicable full period provided for under the applicable Lease in which the Closing occurs on a per diem basis as and when collected. The proration of Percentage Rent, if any, shall be based on aggregate sales for the full lease year or other applicable full period under the Lease, without attributing tenant’s specific sales amount to the period before the Closing Date or the period from and after the Closing Date. Any Percentage Rent collected by Buyer (including any Percentage Rent which is delinquent) and pertaining to (i) an entire lease year or accounting period of a tenant under a Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter shall, in both cases, be paid to Seller promptly after receipt by Buyer. In connection with Seller’s right to collect a portion of Percentage Rent following the Closing Date, Seller may request, and Buyer shall promptly provide, tenant’s sales figure and calculations relating to Percentage Rent to confirm the calculation and payment thereof. The foregoing paragraph shall survive the Closing Date and not be merged therein.
b)
Property Operating Expenses. Operating Expenses (as hereinafter defined) for the Property shall be prorated as of 11:59 PM on the day immediately preceding the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property, if any (collectively, the “Operating Expenses”), incurred prior to, but not including, the Closing Date (except for those Operating Expenses payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Operating Expenses attributable to the Property on and after the Closing Date. All Operating Expenses paid or payable by tenants in accordance with the Leases shall be allocated between Seller and Buyer, with Seller responsible for periods prior to, but not including, the Closing Date and Buyer responsible for all periods on and after the Closing Date, and all applicable amounts to be trued up between Seller and Buyer in accordance with this Section 5.2. Seller agrees to use commercially reasonable efforts to cause all meters for all public utilities (including water) being used on the Property to be read on the day of giving possession to Buyer or as soon as reasonably practical following the Closing Date. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:00 AM on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Within ninety (90) days following the Closing Date, Seller shall deliver to Buyer a reconciliation statement of the Operating Expenses for the Property for the portion of the calendar year in which the Closing occurs that the Property was owned by Seller. Seller’s reconciliation statement shall include tenant invoice calculations and reasonable Operating Expense invoice back-up. Within the thirty (30) day period following Seller’s delivery of such reconciliation statement for Operating Expenses, Seller and Buyer shall work in good faith to resolve any issues with respect to such reconciliation statement. Upon approval of the Operating Expense reconciliation statement, Seller shall remit any amounts due to Buyer within thirty (30) days and Buyer shall remit any amounts due to Seller within thirty (30) days. Thereafter, Buyer shall be solely responsible for performing any Operating Expense reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs. Buyer shall include in any Operating Expense reconciliations with the tenants under the Leases copies of any applicable billing statements and invoice back-up provided by Seller for operating expenses incurred by Seller during the period of Seller’s ownership of the Property.

This Section 5.2 shall survive the Closing and not be merged therein.

c)
Real Estate Taxes and Assessments.
i)
Real estate taxes and assessments, both general and special that are payable to the taxing authority (collectively, the “Tax Expense”) shall be prorated as of 11:59 PM on the day immediately preceding the Closing Date. Seller shall be responsible for the Tax Expense attributable to the Property prior to, but not including, the Closing Date (except for the Tax Expense, whether actually paid or unpaid, which is payable directly by tenants to the taxing authority for such tenant’s leased premises in accordance with the Leases), and Buyer shall be responsible for the Tax Expense attributable to the Property on and after the Closing Date. If the Closing occurs prior to the receipt by Seller of the bill for the Tax Expense for the calendar year in which the Closing occurs, the Tax Expense shall be prorated on the basis of the last officially certified and available tax duplicate. \ Monthly and/or lump sum amounts Seller, as landlord, has collected from tenants under the Leases and Temporary Occupancy Agreements as reimbursements or prepayments of Seller’s Tax Expense (collectively, “Tax Receivables”) shall be prorated between Buyer and Seller as of the Closing Date. The collected Tax Receivables shall be matched against the applicable Tax Expense to which they relate. Seller shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the period prior to, but not including the Closing Date, and Buyer shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the Closing Date or thereafter. After receipt of a final bill for the Tax Expense, Buyer shall promptly prepare and present to Seller a calculation of the re-proration of the Tax Expense and Tax Receivables, based upon the actual amount of such Tax Expense charged and/or Tax Receivables received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer's calculation and appropriate back-up information. Buyer shall provide Seller with appropriate backup materials related to the calculation. With respect to any portion of the Property that is a separate tax parcel, and the applicable tenant pays the Tax Expense with respect to such parcel directly to the taxing authority under the terms of its lease, the Tax Expense for that parcel shall not be prorated between Buyer and Seller at Closing as such tenant(s) shall be responsible for paying the taxing authority for such Tax Expense as it becomes due pursuant to the terms of its lease.
ii)
Notwithstanding the foregoing, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and Seller shall have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property, with respect to tax assessments for the Property. If Seller is successful in any such tax appeal related to the calendar year in which the Closing occurs, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Seller will also calculate and apply to tenants’ accounts credits and charges where applicable. Seller will provide copies of this calculation, along with copies of the billings to Buyer, along with any balance due to Buyer. If Buyer is successful in any such tax appeal attributable to Seller’s ownership period of the Property, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Buyer will also calculate and apply to tenants’ accounts credits and charges where applicable. Buyer will provide copies of this calculation, along with copies of the billings to Seller, along with any balance due to Seller. All prorations hereunder shall be made within thirty (30) days after presentment of invoices or receipt of amounts applicable to this Subsection.
iii)
This Section 5.3 shall survive the Closing and not be merged therein.
d)
Costs to be Paid by Seller. Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
i)
all governmental transfer taxes and conveyance fees on the sale and transfer of the Property including, without limitation, the documentary stamp taxes associated with the Deed;
ii)
one-half (1/2) of the cost of the title examination, the Commitment, and the premium for the Title Policy and Seller shall be entitled to one-half (1/2) of the benefit of any title rebates (i.e., Butler Rebates);
iii)
the costs of any endorsements to the Title Policy required for any Mandatory Cure Item;

iv)
one half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
v)
the commission due to the Broker, as described and defined in Section 11 below; and
vi)
the fees and expenses of Seller’s attorney(s).
e)
Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:
i)
the cost of recording the Deed;
ii)
one-half (1/2) of the cost of the title examination, the Commitment, and the premium for the Title Policy and Buyer shall be entitled to one-half (1/2) of the benefit of any title rebates (i.e., Butler Rebates);
iii)
the costs of any endorsements to the Title Policy other than those required for any Mandatory Cure Item.
iv)
one-half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
v)
the cost of the Survey, if obtained;
vi)
all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing;
vii)
all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and
viii)
the fees and expenses of Buyer’s attorney(s).
f)
Security Deposits. Attached hereto as Schedule 5.6 is a list of all security deposits held by Seller under the Leases as of the Effective Date. At Closing, all security deposits from the tenants under the Leases, to the extent paid by such tenants to Seller and not applied by Seller prior to Closing (including, without limitation, application by Seller against any accounts receivable from such tenants that are due Seller), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Seller free and clear of any and all claims on the part of tenants. From and after Closing, Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.
g)
Leasing Commissions; Tenant Improvement Allowances. Attached hereto as Schedule 5.7 is list of all unpaid leasing commissions and tenant improvement allowances as of the Effective Date with respect to any Leases which exist as of the Effective Date (each an

“Existing Lease” and collectively, the “Existing Leases”). At (and subject to) Closing, to the extent there are any unpaid leasing commissions and tenant improvement allowances with respect to any Existing Lease, Buyer shall (i) receive a credit against the Purchase Price in the amount of any unpaid leasing commissions and tenant improvement allowances with respect to such Existing Leases, and (ii) assume the obligation for the payment of unpaid leasing commissions and tenant improvement allowances with respect to Existing Leases. In addition, Buyer shall be responsible for any and all leasing commissions, tenant improvement expenses and other leasing incentives in respect of any new lease or any renewal, extension or expansion of any Existing Lease entered into after the Effective Date that was approved or consented to by Buyer (or deemed approved or consented to by Buyer) in accordance with this Agreement. If and to the extent Buyer shall be responsible for any such leasing commissions, tenant improvement expenses and other leasing incentives in accordance with the foregoing, Buyer hereby expressly assumes the obligation to make such payments following the Closing Date, and Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) suffered by Seller as a result of Buyer’s failure to pay the aforementioned costs to the applicable broker or tenant when they become due and payable. All of the obligations of Buyer under this Section 5.7 shall survive Closing.
h)
Declaration Assessments. Any assessments levied or imposed upon or assessed against the Property or levied, imposed or assessed by the Property pursuant to a declaration or similar agreement for the applicable assessment period and/or billing period therefor in which the Closing occurs shall be prorated as of the Closing Date.
i)
Method of Proration. Seller shall prepare and deliver to Buyer a schedule of the prorations set forth herein at least three (3) Business Days prior to the Closing Date, which schedule shall be subject to the reasonable approval of Buyer. Such prorations shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at Closing. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Agent prior to Closing.
6)
POSSESSION, CLOSING AND CONDITIONS TO CLOSING.
a)
Closing. The transaction contemplated herein shall be closed via an escrow established at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or prior to July 18, 2025. The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”.
b)
Seller’s and Buyer’s Closing Deliveries.
i)
To effect the Closing, Seller shall deliver to the Escrow Agent the following:
i.
the Deed;

ii.
signed counterparts of the Assignment of Leases (which shall include an assignment and assumption of Seller’s interest in the Temporary Occupancy Agreements, if any);
iii.
a certificate and affidavit of non-foreign status;
iv.
a completed 1099-S request for taxpayer identification number and certification and acknowledgment;
v.
the Title Affidavit;
vi.
signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “E” attached hereto and made a part hereof (the “Tenant Notice Letters”), advising them of the sale of the Property and directing them where to send all future rent and notices;
vii.
certificates or resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller;
viii.
a Bill of Sale and General Assignment in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits, substantially in the form of Exhibit “F” attached hereto and made a part hereof (the “General Assignment”);
ix.
signed counterparts of the assignment of Operation and Easement Agreement (“OEA Assignment”) between Target Corporation (“Target”), Lowe’s Home Centers, Inc. (“Lowes”), Sembler Winter Garden Partnership (as predecessor in interest to Seller) recorded in Book 8566, Page 2252 (as amended and assigned, the “OEA”), assigning Seller’s rights and obligations under the OEA, including, without limitation, as Operator (as such term is defined in the OEA) and Approving Party (as such term is defined in the OEA);
x.
signed notice to each of Target and Lowes substantially in the form of Exhibit “L” attached hereto and made a part hereof;
xi.
resignation notice of Officers and Board of Directors to Winter Garden Village at Fowler Groves Property Owners Association (“Master Association”) under that certain Master Declaration of Covenants, Conditions and Restrictions for Winter Garden Village at Fowler Groves, by Sembler Winter Garden Partnership #1, Ltd., a Florida Limited partnership, joined by Target Corporation, a Minnesota corporation, Lowe's Home Centers, Inc., a North Carolina corporation and Fifth Third Bank, a Michigan banking corporation, filed July 09, 2007, recorded in Book 9339, Page 2987, as affected by that certain First Amendment to Master Declaration of Covenants, Conditions and Restrictions for Winter Garden Village at Fowler Groves, filed January 07, 2008, recorded in Book 9556, Page 2777; all of Official Records, of the Public Records of Orange County, Florida (the “Master Declaration”);
xii.
a certificate containing the contact information of the Buyer as the “Shopping Center Representative” (as defined in the Master Declaration) to be filed with the Master Association;
xiii.
a certificate updating Seller’s representations and warranties set forth in Section 9.1 below, substantially in the form of Exhibit “I”attached hereto (the “Bring Down Certificate”); and
xiv.
a settlement statement with respect to the Closing.
ii)
In addition, within three (3) business days following the Closing, Seller shall, to the extent in Seller’s possession, deliver to Buyer executed counterparts of all Leases and any amendments, guarantees and other documents relating thereto, and all keys, if any, used in the operation of the Property.
iii)
Seller shall have access to the Property for a period of three (3) business days following the Closing Date for the purpose of removing Seller proprietary property (marketing and other signage of Seller) and otherwise removing items at the Property identifying Seller (“Seller’s Marketing Signs”). Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all losses, costs, expenses and liabilities suffered by Buyer directly as a result of Seller’s entry upon the Property following Closing in connection with Seller’s removal of Seller’s Marketing Signs from the Property. The foregoing indemnity shall survive Closing for a period of one (1) year.
iv)
To effect the Closing, Buyer shall deliver to the Escrow Agent:
i.
signed counterparts of the Assignment of Leases, the Tenant Notice Letters the General Assignment, and the OEA Assignment;
ii.
a settlement statement with respect to the Closing;
iii.
such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein; and
iv.
a letter to Seller on Buyer’s letterhead directing Seller where any amounts delivered by the tenants to Seller following the Closing that relate to Buyer’s period of ownership should be delivered, including, without limitation, Buyer’s wiring instructions.

v)
Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow as of 3:00 PM Eastern Time on the Closing Date. At Closing, the Escrow Agent shall:
i.
deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located;
ii.
pay to Seller the Purchase Price less any credits to which Buyer is entitled, charge Seller and Buyer for the closing costs as set forth in Section 5 above, and disburse the Earnest Deposit to Seller, all in accordance with the agreed upon settlement statement;
iii.
cause the Title Company to issue the Title Policy; and
iv.
Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.
vi)
Within three (3) days following the Closing Date, Buyer or Escrow Agent, at Buyer’s option, cost and expense, shall assemble fully executed versions of the Tenant Notice Letters and deliver them to the tenants pursuant to the Leases and Temporary Occupancy Agreements. Copies of the fully executed Tenant Notice Letters, together with evidence of their delivery, shall be provided to each of Buyer and Seller promptly following delivery to the tenants. The provisions of this Section 6.2(f) shall survive Closing.
c)
Estoppels.
i)
In accordance with the further terms and conditions of this Section 6.3, Seller shall use its commercially reasonable efforts to provide tenant estoppel certificates (the “Tenant Estoppels”) from all the tenants under the Leases. Notwithstanding the foregoing, Buyer’s obligation to purchase the Property shall be conditioned upon Seller delivering to Buyer at or prior to Closing a Tenant Estoppel from: (i) all tenants that are open and occupying more than 10,000 square feet of space, which as of the Effective Date are Marshalls/Homegoods, Ross Dress for Less, Old Navy, Best Buy, Burlington, Bealls, Ulta, Market by Macy’s, Cost Plus World Market, Nike, Havertys, Staples, Petsmart and LA Fitness (each a “Major Tenant”); and (ii) tenants under the Leases leasing that are subject to Leases with an original term of more than twelve (12) months (“Non-Major Tenants”) such that the Tenant Estoppels obtained are not less than eighty-seven percent (87%) of the open and occupied gross leasable area of the Property (inclusive of the Major Tenants). The Tenant Estoppels required to be delivered pursuant to subparts (i) and (ii) in the preceding sentence and that are a condition to Closing as more particularly set forth herein are defined collectively as the “Required Estoppels”. Buyer and Seller acknowledge and agree that any tenant that has declared bankruptcy with no assignment of such tenant’s Lease shall not be a “Required Estoppel” and shall not count towards the gross leaseable area of the Property. If Seller is unable to deliver the Required Estoppels to Buyer on or prior to the Closing Date, then Buyer may terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, and thereafter no party hereto shall have any further rights, claims or liabilities hereunder (except as set forth herein).
ii)
The form of the Tenant Estoppel shall be substantially in the form of Exhibit "G" attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit "G", then Buyer shall accept any estoppel certificate and any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant's lease; and provided further, however, that under no circumstances shall Buyer be required to accept any tenant estoppel certificate delivered in connection with this Section 6.3 to the extent such estoppel certificate (a) contains any allegation of failure of Landlord to perform any material obligation under the applicable Lease, (b) indicates any default under the applicable Lease, or (c) materially and adversely conflict with the Due Diligence Material or any of Seller’s representations under this Agreement.
iii)
Seller shall deliver to Buyer any written responses received from tenants to the request for a Tenant Estoppel, revised drafts of any Tenant Estoppels, and/or any signed Tenant Estoppel received by Seller promptly following Seller’s receipt thereof. Buyer shall, within two (2) business days after Buyer's receipt of any such Tenant Estoppel from Seller, respond to Seller in writing with any specific comments or concerns that Buyer has with respect to such Tenant Estoppels as a result of Buyer's review of such Tenant Estoppels and the applicable Lease for such tenant. If Buyer fails to respond to Seller within such two (2) business day period, the Tenant Estoppels delivered by Seller shall be deemed accepted by Buyer.
iv)
Intentionally Omitted.
v)
In the event Seller has been unable to obtain the Required Estoppels at or prior to Closing, Seller shall have the right, upon written notice to Buyer, to extend the Closing Date by up to ten (10) days in order to allow Seller additional time to obtain all Required Estoppels. Seller shall have no obligation to update any Tenant Estoppels described in this Section 6.3 at or prior to Closing. Notwithstanding anything contained herein to the contrary, if Buyer has not received the Required Estoppels in accordance with the terms of this Section 6.3 at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and Buyer shall have the right to (i) terminate this Agreement by delivery of written notice to Seller, in which event the Earnest Deposit shall be returned to Buyer promptly and neither Seller nor Buyer shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (ii) waive such requirement and proceed to Closing.
vi)
Additionally, Seller agrees to request and use commercially reasonable efforts to obtain an estoppel certificate from each of Target and Lowes relating to the OEA in the form prescribed by the OEA ( the “OEA Estoppels”) as prepared by Buyer; provided however, delivery of the OEA Estoppels shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Notwithstanding the foregoing, Buyer shall have a one time right, upon written notice to Buyer on or prior to the scheduled Closing Date, to extend the Closing Date by up to thirty (30) days in order to allow Seller additional time to obtain the OEA Estoppels.
vii)
Additionally, Seller agrees to request and use commercially reasonable efforts to obtain an estoppel certificate, as prepared by Buyer, from the Master Association under the Master Declaration (the “Master Declaration Estoppel”); provided however that (i) deliver of the Master Declaration Estoppel shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement and (ii) Buyer shall have no extension rights with respect to the Master Declaration Estoppel.
viii)
Additionally, Seller agrees to request Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) in a commercially reasonable form as may be provided by Buyer or Buyer’s lender, from such tenants under the Leases as may be requested by Buyer’s lender; provided however, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete any SNDAs on behalf of Buyer or Buyer’s lender, and delivery of any SNDAs shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Buyer shall deliver the identity of its lender to Seller, together with the fully completed SNDA forms as to such tenants where Buyer’s lender is requesting an SNDA, by no later than ten (10) business days following the Effective Date; provided, however, that if no such SNDA forms are provided to Seller prior to such deadline, then Seller shall be under no obligation to request SNDAs hereunder.
d)
Covenants of Seller Pending Closing.
i)
From and after the Effective Date through the Closing Date, Seller shall not, except as set forth as Schedule 6.4attached hereto: (i) modify, cancel, extend or otherwise change in any manner the terms and provisions of the Leases (but the foregoing shall not prevent Landlord from accepting any notice of extension, cancellation or other action received from a Tenant pursuant to a right set forth in its Lease); (ii) enter into any contracts for services or otherwise that may be binding upon the Property following Closing or upon Buyer; (iii) grant any easements on the Property; or (iv) enter into any new leases of space in the Property; in each instance without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer agrees to deliver to Seller such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within four (4) business days after receipt of a written request from Seller seeking any such consent. In the event Buyer fails to deliver to Seller such consent or refusal of consent (including Buyer’s reasons therefor), in writing, within four (4) business days after receipt of a written request from

Seller, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Seller.
ii)
From and after the Effective Date through the Closing Date, Seller shall continue to operate the Property in substantially the same manner as Seller has prior to the Effective Date; provided, however, Seller’s obligations under this Section 6.4(b) shall not include any obligation (i) to perform any repairs, replacements or improvements to the Property, or (ii) to pay any other expenditure not in the ordinary day-to-day maintenance of the Property. From the Effective Date through Closing, Seller shall maintain in full force and effect, without modification the same (or comparable in amount, credit quality and scope of coverage thereto) liability, casualty, and all other insurance on the Property as is in effect as of the Effective Date; provided that, as of the Closing Date, the Property will no longer be insured under Seller’s insurance program, and Buyer shall be solely responsible for maintaining insurance on the Property on and after the Closing Date.
iii)
From and after the Effective Date through the Closing Date, (i) Seller shall not, without first obtaining Buyer’s prior reasonable written approval thereof in each instance, (A) directly or indirectly change or attempt to change or initiate or consent to any change of the current zoning of and/or any current entitlements to the Real Property or any part thereof, and/or (B) cancel, amend or modify any material license or permit held by Seller with respect to the Property or any part thereof to the extent that such cancellation, amendment or modification would reasonably be expected to adversely affect the operation of the Property after Closing.
iv)
Except as set forth in this Agreement, including, without limitation, any permitted leasing activities set forth in Section 6.4(a) above, Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property, except that Seller may replace depreciated or damaged personal property with personal property of similar quality and quantity in the ordinary course of business.
v)
Other than may be expressly permitted under this Agreement or otherwise approved by Buyer in writing, from and after the Effective Date through Closing Date, Seller shall not create or permit to be created any liens, including mechanic’s liens, or encumbrances against the Property or modify or amend any of the Permitted Exceptions which would survive Closing.
vi)
From and after the Effective Date through Closing Date, Seller shall promptly provide Buyer with copies of: (I) any written notices of violations or alleged violations with respect to the Property received by Seller after the Effective Date from any applicable governmental or quasi-governmental authority; (II) any written notice from a tenant received by Seller claiming that Seller is in default under any Lease; and (III) any written notice received by Seller affecting the Property or the Seller’s interest in the Property (y) concerning any pending litigation or administrative proceeding or (z) from legal counsel on behalf of a party threatening litigation.

vii)
From and after the Effective Date through Closing Date, Seller shall not file any new tax appeal for the real estate taxes attributable to the period prior to and including the year of Closing without Buyer’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.
e)
Seller’s Conditions Precedent. The obligation of Seller to consummate the transaction contemplated herein shall be subject to the fulfillment or waiver on or before the Closing Date of all of the following conditions:
i)
Subject to the terms of this Agreement, all of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct as of the Closing Date
ii)
Buyer shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

The foregoing conditions are imposed solely for the benefit of Seller. If, for any reason, any of the foregoing conditions have not been satisfied by the Closing Date, then Seller shall give notice to Buyer of the condition or conditions that Seller asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) business days after receipt of such notice (with the Closing Date automatically being extended to accommodate such ten (10) business day period), then Seller may either (i) waive such conditions and proceed to Closing or (ii) terminate this Agreement in which event the Earnest Deposit shall be promptly refunded to Buyer; provided that, if the failure of any such condition constitutes a default by Buyer thereunder, Seller may exercise the remedies set forth in Section 10.

f)
Buyer’s Conditions Precedent. The obligation of Buyer to consummate the transaction contemplated herein shall be subject to the fulfillment or waiver on or before the date of Closing Date of all of the following conditions:
i)
Subject to the terms of this Agreement, all of Seller’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct as of the Closing Date.
ii)
Seller shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller.
iii)
Buyer’s receipt, prior to Closing, of duly executed Required Estoppels, in accordance with Section 8.4(a) hereof.
iv)
If the Property is subject to any declaration of covenants, conditions and restrictions or similar instruments (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Property, Buyer’s receipt of a recordable assignment, in form and substance reasonably satisfactory to Buyer, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the CCRs, if Seller (or such affiliate) holds such rights or interests.

v)
Buyer’s receipt, prior to Closing, of duly executed estoppel certificates, in substantially the form of Exhibit “K”, attached hereto, and made a part hereof of those CCRs listed on Schedule 6.6(e) (“Curbline CCRs”).
vi)
The Title Company is irrevocably committed to issue the Title Policy in accordance with the Commitment subject only to the Permitted Exceptions.
vii)
No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction contemplated hereby.

The foregoing conditions are imposed solely for the benefit of Buyer. If, for any reason, any of the foregoing conditions have not been satisfied by the Closing Date, then Buyer shall give notice to Seller of the condition or conditions that Buyer asserts are not satisfied and Buyer may either (i) waive such conditions and proceed to Closing or (ii) terminate this Agreement in which event the Earnest Deposit shall be promptly refunded to Buyer; provided that, if the failure of any such condition constitutes a default by the Seller hereunder, Buyer may exercise the remedies set forth in Section 10.

g)
Zoning Compliance Letter. Seller acknowledges and agrees that Buyer has not received a zoning verification letter from the City of Winter Garden stating that the parking at the Property is sufficient under the current zoning code and the Property is legally conforming under the current zoning code, or verbiage of similar import(“Zoning Verification Letter”). Within one (1) business day after Buyer’s receipt of a Zoning Verification Letter, Buyer shall promptly notify Seller of the same (“Zoning Receipt Notice”). In the event Buyer has not received a Zoning Verification Letter by June 27, 2025, Buyer may notify Seller that Buyer elects to proceed with Closing without receipt of the Zoning Verification Letter (“Zoning Notice to Proceed”). If Seller has not received either a Zoning Receipt Notice or Zoning Notice to Proceed by June 27, 2025, this Agreement shall be deemed to have terminated, in which event Buyer shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.
h)
Seller acknowledges and agrees that Buyer has not received the Updated Survey. Within one (1) business day after Buyer’s receipt of the Updated Survey, Buyer shall promptly notify Seller of the same (“Updated Survey Notice”). In the event Buyer has not received an Updated Survey by June 27, 2025, Buyer may notify Seller that Buyer elects to proceed with Closing without receipt of the Updated Survey (“Survey Notice to Proceed”). If Seller has not received either an Updated Survey Notice or Survey Notice to Proceed by June 27, 2025, this Agreement shall be deemed to have terminated, in which event Buyer shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.

7)
CONDITION OF PROPERTY.
a)
“As-Is” Condition. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, HAD THE OPPURTUNITY TO THOROUGHLY INSPECT AND EXAMINE THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS EXECUTED BY SELLER, BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE PROPERTY, THE CONDITION OF THE PROPERTY OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE; EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS EXECUTED BY SELLER. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY.
b)
AS USED IN THE PRIOR PARAGRAPH, THE TERM “CONDITION OF THE PROPERTY” MEANS THE FOLLOWING MATTERS: (I) THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY; THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA; THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON; AND (II) THE

COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE PROPERTY OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF: (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS; AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, ANY DISCLAIMER, RELEASE, WAIVER, DISCHARGE OR OTHER PROVISION SET FORTH IN THIS SECTION 7 (A) SHALL NOT APPLY AND SHALL BE OF NO FORCE OR EFFECT WITH RESPECT TO (AND SHALL NOT IN ANY EVENT BE DEEMED OR CONSTRUED AS IMPACTING, MODIFYING, DIMINISHING, LIMITING, RELEASING, WAIVING, DISCHARGING OR OTHERWISE AFFECTING OR IMPAIRING) ANY CLAIMS, RIGHTS OR REMEDIES THAT BUYER MAY HAVE AGAINST SELLER FOR OR WITH RESPECT TO (i) ANY BREACH BY SELLER OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR OTHER TERMS OF THIS AGREEMENT OR THE CLOSING DOCUMENTS EXECUTED BY SELLER, (ii) ANY INDEMNITY OBLIGATIONS OF SELLER SET FORTH IN THIS AGREEMENT OR THE SELLER DOCUMENTS, OR (iii) ANY FRAUD BY SELLER.

Buyer’s Initials:

Except as specifically set forth in this Agreement, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

c)
Release of Claims Under Environmental Laws. Buyer, on behalf of itself and all future owners and occupants of the Property, hereby waives and releases Seller from any claims arising out of the environmental condition of the Property and all claims under any applicable federal, state or local environmental laws (“Environmental Laws”). For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. The foregoing waiver and release shall be set forth in the Deed and shall be binding upon all future owners and occupants of the Property, and this Section shall survive Closing and delivery of the Deed.
8)
DUE DILIGENCE.
a)
Seller’s Due Diligence Materials. Within one (1) business day after the Effective Date, Seller will either make available (either at a physical location or via electronic data room) or deliver to Buyer, as and if available, a copy of the information set forth on Schedule 8.1 to facilitate Buyer’s due diligence review of the Property (the “Due Diligence Material”). Seller, however, shall have no liability with regard to such Due Diligence Material and shall not be required to update the Due Diligence Material or provide any such Due Diligence Material that is not in Seller’s custody or control. Further, except as expressly set forth in Section 9.1 below, Seller makes no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material and Seller shall have no obligation or liability with respect to any of the Due Diligence Material. Any costs associated with the Due Diligence Material beyond the first copy provided to Buyer will be at Buyer’s expense. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein.
b)
Inspections and Reports; Review of Commitment and Survey.
i)
Pursuant to that certain Limited Right of Access Agreement dated May 1, 2025 between Seller and Buyer, Seller permitted Buyer and Buyer’s representatives to enter the Property for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Property for Buyer’s purposes (collectively, the “Inspections”), and Buyer shall continue to have reasonable access to the Property from and after the Effective Date and while this Agreement remains in effect for purposes of additional Inspections, subject in all respects to the terms, conditions and provisions contained herein and provided that in no event shall Buyer have any termination rights in connection with any such Inspections. Buyer shall promptly repair any physical damage to the Property caused by the Inspections, and shall promptly return the Property to substantially the same condition as existed immediately prior to the conduct thereof (other than any damage caused by the gross negligence or willful misconduct of Seller or its agents, contractors and employees, and other than pre-existing conditions (e.g., latent environmental contamination) except to the extent exacerbated by Buyer, other than in de minimus or immaterial respects, and in such event, only to the extent so exacerbated other than in de minimus or immaterial respects). No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, no onsite inspection shall be approved by Seller without providing at least one (1) business days’ notice via email to Bryan Gardell at bgardell@sitecenters.com. At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller. Any such Inspection shall be subject to any limitation under the Leases and shall be performed in a manner which does not interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property. Notwithstanding any right of access or further Inspections as provided herein, Buyer expressly acknowledges and agrees that the Inspections, the Reports, the condition of the Properties, and Buyer’s due diligence review of the Properties are all acceptable to Buyer, and except as set forth in Sections 6.7 and 6.8 hereof, Buyer waives any due diligence related contingencies in connection with the Properties, and Buyer has elected to proceed with the purchase of the Properties, subject to the terms of this Agreement.
ii)
Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any actual, out-of-pocket losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section. Notwithstanding the foregoing, or anything to the contrary in this Agreement, in no event will Buyer’s indemnity obligation hereunder extend to any claim by Seller arising (i) directly or indirectly from the gross negligence or willful misconduct of Seller, or (ii) as a result of the mere discovery of any existing adverse conditions or environmental contamination or legal noncompliance on the Property not caused or exacerbated by Buyer (other than in de minimus or immaterial respects, and in such event, only to the extent so exacerbated other than in de minimus or immaterial respects). Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller, its agents, employees, and representatives as an additional insured. Insurance carried by the Buyer shall be primary and non-contributory to any insurance carried by the Seller. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Seller. All of the obligations of Buyer under this Section shall survive Closing or the termination of this Agreement.
c)
Confidentiality. Buyer agrees that it shall treat all Due Diligence Material as confidential materials and shall not disclose any portion thereof except: (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s) or investors, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller. If this Agreement terminates in accordance with the terms hereof, Buyer shall promptly return to Seller or destroy all Due Diligence Material it received and shall not retain any copies of the Due Diligence Material other than copies of any such information that Buyer reasonably deems appropriate to retain for legal, document retention or compliance purposes, provided, however, that nothing herein shall require Buyer to purge any electronic documents in its electronic archival systems. Notwithstanding any provision in this Agreement to the contrary, except as may be required by law, regulation or legal process, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Seller may seek injunctive relief to prevent or limit an unauthorized disclosure of the Due Diligence Material and Reports and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.
9)
REPRESENTATIONS AND WARRANTIES.
a)
By Seller. Seller represents and warrants to Buyer as of the Effective Date that:
i)
Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
ii)
Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Seller. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.
iii)
The execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation or constitute the default of the terms, conditions or provisions of (i) any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property, or (ii) to the actual knowledge of Seller, any law or administrative regulation which affects the Property.

iv)
Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.
v)
Except as may be covered by Seller’s insurance policy, Seller has not received written notice of any legal actions, suits or similar proceedings pending and served against the Property, nor, to the actual knowledge of Seller, has any legal action, suit or similar proceeding been threatened in writing against the Property, within the eighteen (18) month period prior to the Effective Date, which in any case, has not been cured, dismissed, settled or otherwise resolved.
vi)
Seller has not received written notice of any pending actions, nor to Seller’s actual knowledge are there any threatened actions in writing, by any governmental authority having the power of condemnation or eminent domain which might result in all or any material portion of the Property or any interest therein being taken by eminent domain, condemnation or conveyed in lieu thereof, which in any case, has not been cured, dismissed, settled or otherwise resolved.
vii)
Seller has received no written notice from any governmental authority alleging that the Property is in material violation of applicable laws, ordinances or regulations which has not been cured, dismissed, settled or otherwise resolved.
viii)
Except as listed on Schedule 9.1(h) attached hereto and made a part hereof, Seller has not sent or received any written notice of material default under any recorded declarations, covenants, easements, conditions or restrictions affecting all or any portion of the Property, and to Seller’s knowledge, no such default exists on the part of Seller, under any recorded declarations, covenants, easements, conditions or restrictions affecting all or any portion of the Property which in any case, remains uncured
ix)
The Leases and Temporary Occupancy Agreements set forth on Exhibit “C” attached hereto are the only leases and temporary occupancy agreements in effect with respect to the Property or any portion thereof as of the Effective Date. The copies of Leases and Temporary Occupancy Agreements made available to Buyer with the Due Diligence Materials are complete copies of all such Leases and Temporary Occupancy Agreements as the same exist in Seller’s files as of the Effective Date. Except as set forth on Schedule 9.1(h), (i) Seller has not given any tenant written notice that such tenant is in default of its Lease or Temporary Occupancy which default that has not been cured, dismissed, settled or otherwise resolved and (ii) Seller has not received from any tenant written notice of any claim, offset or default by Seller under any Lease or Temporary Occupancy that has not been cured, dismissed, settled or otherwise resolved.
x)
Schedule 5.6 includes a true, correct and complete list of security deposits, including letters of credit, current held by Seller under the Leases as of the Effective Date.
xi)
To the actual knowledge of Seller, the information contained in the rent roll attached hereto as Exhibit “C-1” is true and correct in all material respects as to the matters set forth therein as of the Effective Date.

xii)
The operating statements a delivered to Buyer as part of the Due Diligence Material were prepared by or for Seller in the ordinary course of its business and are the operating statements used and relied upon by Seller in connection with its operation of the Property.
xiii)
Except as disclosed in any environmental assessment or other environmental report or documentation included as part of the Due Diligence Material, Seller has received no written notice that the Property is in material violation of any Environmental Laws which has not been cured, dismissed, settled or otherwise resolved.
xiv)
Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of the Property other than this Agreement, the Leases and the Permitted Exceptions which remain binding upon Seller or the Property.
xv)
Except as provided in the Leases and on Schedule 5.7, as of the Effective Date, no leasing commissions or fees are payable in connection with the Leases.
xvi)
Except as expressly provided in the Leases, to the actual knowledge of Seller, none of the tenants under the Leases have a right of first refusal to purchase the Property or any part thereof.
xvii)
Seller has no employees.
xviii)
There are no proceedings pending which have been requested by Seller to reduce the assessed valuation of the Property.
xix)
Seller is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3‑101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plans.
xx)
Seller is not (and will not become), and, to Seller’s knowledge, none of Seller’s owners, officers, directors, or employees (if any) acting on Seller’s behalf in relation to this Agreement are (or will become), a person or entity with whom U.S. persons are restricted from doing business with under (i) U.S. sanctions laws and regulations, including, without limitation, the regulations promulgated and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, without limitation, those persons or entities named on OFAC's Specially Designated Nationals and Blocked Persons list) or (ii) under any other statute, regulation, rule, or executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act (as hereinafter defined), or other governmental action. Notwithstanding the foregoing, the representations made in this subsection regarding “Seller’s owners” shall not apply to any shareholder of any publicly traded company that directly or indirectly owns Seller.

If Seller discovers that any of the representations or warranties of Seller in Section 9.1 is inaccurate or incomplete as a result of a change of fact or circumstances (and not as a result of a representation or warranty otherwise being materially inaccurate as of the Effective Date or a representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement), then Seller shall promptly deliver written notice to Buyer of such change in facts or circumstances(each a “Change Notice”). Upon Seller’s delivery to Buyer of any Change Notice, the representation and warranty described in such Change Notice shall be deemed updated and/or revised as described in the Change Notice, and Seller shall have no liability to Buyer therefor. In the event that any representation or warranty by Seller in Section 9.1 above is materially inaccurate as of the Closing Date (as disclosed to Buyer or as otherwise known by Buyer or discovered by Buyer prior to Closing), and if such material inaccuracy is due to either: (i) such representation or warranty otherwise being materially inaccurate as of the Effective Date; or (ii) such representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement; then only under such circumstances shall Buyer, as its sole and exclusive remedy, have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, Seller shall pay Buyer all of Buyer’s actual out-of-pocket costs incurred in connection with this Agreement, including reasonable attorneys’ fees, not to exceed One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) (the “Reimbursement Amount”) in the aggregate, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Buyer expressly waives the right to sue Seller for damages. Buyer may bring an action or proceeding alleging the untruth, inaccuracy or breach of any such warranties, representations and agreements that expressly survive Closing as provided for herein within the Survival Period, and the warranties, representations and agreements at issue will survive until full and final determination of the action or proceeding. However, if Buyer proceeds to Closing with actual knowledge of any such untruth, inaccuracy or breach of any warranty, representation or agreement, Buyer is deemed to have waived any claims with respect to each such warranty, representation or agreement. Buyer shall be deemed to have actual knowledge of all matters arising and/or disclosed in any Tenant Estoppels delivered to Buyer at or prior to Closing, and Seller’s representation and warranties as contained herein shall be deemed automatically updated to reflect all such matters arising and/or disclosed in any Tenant Estoppel upon delivery of such Tenant Estoppel to Buyer. Subject to the limitations in this paragraph, following Closing, Seller shall reimburse Buyer’s damages arising out of any untruth, inaccuracy or breach of any surviving warranty, representation or agreement hereunder, provided, however, that: (i) Buyer shall not be entitled to bring any claim for a untruth, inaccuracy or breach of any surviving warranty, representation or agreement hereunder unless the claim for damage (either in the aggregate or as to any individual claim) by Buyer exceeds One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) (the “Floor”),provided, however, that in such event, Buyer’s remedies for Seller’s untruth, inaccuracy or breach of any surviving warranty, representation or agreement hereunder shall be for the entire amount of Buyer’s damages up to the Cap (defined below), from the first dollar and without reference to the Floor; (ii) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller after the Closing Date and prior to the expiration of the Survival Period; and (iii) in no event shall Seller’s aggregate liability to Buyer for all breaches of surviving warranties, representations and agreements hereunder exceed the amount of Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) (the “Cap”); provided, however, neither the Floor nor the Cap shall be applicable to the representation set forth in Section 11 herein related to Brokers or to Seller’s proration and re-proration obligations set forth in Section5. The warranties, representations and agreements of Seller as set forth in this Section 9.1 shall survive Closing and delivery of the Deed to Buyer for a period of two hundred seventy (270) days (the “Survival Period”) after the Closing Date. Until the expiration of the Survival Period, Seller shall maintain a liquid net worth at least equal to the Cap; provided, however, that if Buyer timely gives Seller written notice of a claim and files an action, suit or proceeding prior to the expiration of the Survival Period, Seller shall continue to maintain such liquid net worth until such time as the action, suit or proceeding has finally been resolved. In the event that Buyer reasonably believes that Seller has failed to maintain this minimum liquid net worth in accordance with this section, Buyer shall provide Seller written notice of the same and Seller shall have five (5) business days to provide evidence of Seller’s net worth to Buyer.As used in this Agreement, any and all references to “Seller’s knowledge,” “Seller’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Carol Nash, Seller’s property manager.

b)
By Buyer. Buyer represents and warrants to Seller as of the Effective Date that:
i)
Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.
ii)
Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.
iii)
Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.
iv)
Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.
v)
No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.
vi)
None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure),

Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”)
vii)
Buyer is not (and will not become), and, to Buyer’s knowledge, none of Buyer’s owners, officers, directors, or employees (if any) acting on Buyer’s behalf in relation to this Agreement are (or will become) a person or entity with whom U.S. persons are restricted from doing business or otherwise dealing with under (i) U.S. sanctions laws and regulations, including, without limitation, the regulations of promulgated and enforced by the OFAC of the U.S. Department of the Treasury (including, without limitation, those persons or entities named on OFAC’s Specially Designated Nationals and Blocked Persons list) or (ii) under any other statute, regulation, rule, or executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action. Notwithstanding the foregoing, the representations made in this subsection regarding “Buyer’s owners” shall not apply to any shareholder of any publicly traded company that directly or indirectly owns Buyer.

Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing that may affect the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

10)
DEFAULT.
a)
Seller Default. Notwithstanding any provision in this Agreement to the contrary, if Seller materially breaches or defaults under this Agreement or Closing does not occur by reason of a material default by Seller and if such breach or default continues and is not fully cured within two (2) days after written notice from Buyer, then Buyer shall have the right, as Buyer’s sole and exclusive remedy, to elect to either: (i) terminate this Agreement, in which event Buyer shall receive the Earnest Deposit, Seller shall pay Buyer all of Buyer’s actual out-of-pocket costs incurred in connection with this Agreement, including reasonable attorneys’ fees, not to exceed the Reimbursement Amount, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination; or (ii) enforce specific performance of this Agreement, provided that such action must be commenced within sixty (60) days following Buyer’s discovery of Seller’s material default under this Agreement. Notwithstanding anything to the contrary, in the event that specific performance is not available to Buyer as a result of Seller voluntarily conveying the Real Property to a third party in violation of this Agreement while Buyer is not in default hereunder, then Buyer may recover damages from Seller equal to the disgorgement of Seller’s profits received from any third party pursuant to such separate sale (i.e. any amounts of consideration Seller received over and above the Purchase Price). No other remedy or relief shall be available to Buyer, and Buyer hereby waives any and all other remedies, including the right to sue Seller for damages.
b)
Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer materially breaches or defaults under this Agreement, or if Buyer otherwise fails to timely close this transaction for reasons other than Seller’s material default or the failure of any of the express conditions to Buyer’s performance, and if such breach, default and/or failure by Buyer continues and is not fully cured within two (2) days after written notice from Seller, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy. Seller and Buyer acknowledge that: (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit is fair and equitable; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.
11)
BROKERS. Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than Dennis Carson of CBRE (the “Broker”), and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter. Seller shall pay Broker pursuant to a separate commission agreement. Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.
12)
CASUALTY/CONDEMNATION.
a)
Right to Terminate. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this section, the Earnest Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any casualty, condemnation proceedings, or eminent domain proceedings if (i) the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of seven percent (7%) of the Purchase Price as reasonably determined by Seller and Buyer mutually and in good faith, or (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration in an amount reasonably acceptable to Buyer, or (iii) any Major Tenant is entitled terminate its Lease as a result of such casualty or condemnation and the applicable tenant does not agree to waive such termination right in writing, or (iv) such casualty or condemnation proceedings permanently reduces (or upon completion will permanent reduce) parking available at the Property so as to cause the parking to be noncompliant under any jurisdictional requirement with no commercially reasonable alternative available, or (v) such casualty or condemnation proceedings permanently materially reduces or impedes access to the Property with no commercially reasonable alternative available.
b)
Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows: (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds in accordance with the terms of this Agreement, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation for loss of use or income, that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Property following a casualty to the extent approved by Buyer in accordance with the terms of this Agreement; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller’s deductible with respect to a casualty, if the same is an insured casualty.
13)
INTENTIONALLY OMITTED.
14)
INTENTIONALLY OMITTED.
15)
MISCELLANEOUS.
a)
Governing Law. This Agreement shall be governed by the laws of the State where the Property is located, without regard to rules regarding conflicts of laws.
b)
Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Signatures delivered by PDF or DocuSign (or any other reputable electronic platform) shall be sufficient to bind the parties hereto.
c)
Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.

d)
Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.
e)
Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.
f)
Assignment. Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent; provided, however, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that: (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least seven (7) days prior to Closing; (ii) such assignee is an entity controlled by or under common control with Buyer; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller. Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.
g)
Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent next business day by delivery by a nationally recognized overnight courier, addressed as follows, or e-mail followed by another permitted means of delivery. Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or e-mail, or on the next business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller: DDR Winter Garden LLC

c/o SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Attn: Bryan Gardell

E-mail: bgardell@sitecenters.com

With a copy to: DDR Winter Garden LLC

c/o SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Attn: Mike Owendoff, Deputy General Counsel

E-mail: mowendoff@curbline.com

And with a copy to: Benesch Friedlander Coplan & Aronoff LLP

127 Public Square, Suite 4900

Cleveland, Ohio 44114

Attn: Jennifer Katzakis

Email: jkatzakis@beneschlaw.com

If to Buyer: RA2 – Winter Gardens Village LLC
c/o RREEF AMERICA L.L.C.,

222 S. Riverside, 34thFloor,

Chicago, Illinois 60606

Attn: Samit Patel

E-mail: samit.patel@dws.com

With a copy to: Mayer Brown LLP

71 South Wacker Drive
Chicago, IL 60606-4637
Attn: Ahmad S. Nofal, Esq.
E-mail: anofal@mayerbrown.com

h)
Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
i)
Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.
j)
Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.
k)
Confidentiality; Public Disclosure. Without the prior written consent of Seller, (i) Buyer will not disclose to any person, other than their legal counsel or a proposed lender, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that Buyer hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation; and (ii) Buyer will not make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property, except as required by law.
l)
Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.
m)
Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.

n)
No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
o)
Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.
p)
1031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section. The Closing shall not be delayed or affected by reason of any such exchange nor shall the consummation or accomplishment of such exchange be a condition precedent to any party’s obligations under this Agreement.
q)
Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. Notwithstanding the foregoing, Buyer and Seller expressly acknowledge and agree that the Friday after Thanksgiving shall in no event be deemed a business day under this Agreement. In the event that the expiration of any time period hereunder shall expire on a non-business day, then such time period shall be extended until the close of business on the next following business day.
16)
FLORIDA PROVISIONS.
a)
RADON GAS DISCLOSURE. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

b)
Energy Efficiency Rating Disclosure. In accordance with §553.996, Florida Statutes, Seller hereby notifies Buyer of Buyer’s option to obtain an energy-efficiency rating on the buildings on the Property. Seller makes no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be liable or responsible to Buyer for its reliance on any energy-efficiency rating obtained by Buyer on its behalf.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

SELLER:

DDR WINTER GARDEN LLC,

a Delaware limited liability company

By: /s/ Michael S. Owendoff

Michael S. Owendoff

Deputy General Counsel

Date: June 18, 2025

BUYER:

RA2 – WINTER GARDENS VILLAGE LLC,

a Delaware limited liability company

By: /s/ Samit Patel

Print: Samit Patel

Title: Authorized Signatory

By: /s/ James E. Toney

Print: James E. Toney

Title: Authorized Signatory

Date: June 18, 2025

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. Receipt of the Initial Deposit is hereby acknowledged. The undersigned agrees to hold and deliver the Initial Deposit and Additional Deposit (if applicable) in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Escrow No. NCS-1260910-CLE By: /s/ Rebeca Groetsch

Rebecca Groetsch (Print Name)

Authorized Representative

Date: June 20, 2025